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                                                                    EXHIBIT 23.2



                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Pulte Homes, Inc. for the registration of $1,000,000,000 of various debt and equity securities and to the incorporation by reference therein of our report dated January 24, 2002, with respect to the consolidated financial statements of Pulte Homes, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


Detroit, Michigan
April 18, 2002